REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. 1 REFINITIV STREETEVENTS EDITED TRANSCRIPT Q3 2023 A O Smith Corp Earnings Call EVENT DATE/TIME: OCTOBER 26, 2023 / 2:00PM GMT Exhibit 99.1

OCTOBER 26, 2023 / 2:00PM GMT, Q3 2023 A O Smith Corp Earnings Call REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. 2 CORPORATE PARTICIPANTS Charles T. Lauber A. O. Smith Corporation - Executive VP & CFO Helen E. Gurholt A. O. Smith Corporation - VP of IR and Financial Planning & Analysis Kevin J. Wheeler A. O. Smith Corporation - Chairman, President, & CEO CONFERENCE CALL PARTICIPANTS Andrew Alec Kaplowitz Citigroup Inc., Research Division - MD & U.S. Industrial Sector Head Bryan Francis Blair Oppenheimer & Co. Inc., Research Division - Director & Senior Analyst Damian Karas UBS Investment Bank, Research Division - Associate Director and Equity Research Associate of Electric Equipment & Multi-Industry Matt J. Summerville D.A. Davidson & Co., Research Division - MD & Senior Research Analyst Nathan Hardie Jones Stifel, Nicolaus & Company, Incorporated, Research Division - Analyst Saree Emily Boroditsky Jefferies LLC, Research Division - Equity Analyst Susan Marie Maklari Goldman Sachs Group, Inc., Research Division - Analyst PRESENTATION Operator Good day, and thank you for standing by. Welcome to the A. O. Smith's Third Quarter 2023 Earnings Call. (Operator Instructions) Please be advised that today's conference is being recorded. I would now like to hand the call over to our first speaker for today, Helen Gurholt. Your line is now open. Helen E. Gurholt A. O. Smith Corporation - VP of IR and Financial Planning & Analysis Good morning, and thank you, everyone, for your patience while we dealt with our technical difficulties. Welcome to our A.O. Smith's third quarter conference call. I'm Helen Gurholt, Vice President, Investor Relations and Financial Planning and Analysis. Joining me today are Kevin Wheeler, Chairman and Chief Executive Officer; and Chuck Lauber, Chief Financial Officer. In order to provide improved transparency into our operating results of our business, we provided non-GAAP measures. Free cash flow is defined as cash from operations, less capital expenditures. Adjusted earnings, adjusted earnings per share, adjusted segment earnings and adjusted corporate expenses exclude the impact of impairment charges, nonoperating noncash pension income and expenses as well as legal judgment income and terminated acquisition-related expenses. We also provide total segment earnings. Reconciliations from GAAP measures to non-GAAP measures are provided in the appendix at the end of this presentation on our website. A friendly reminder that some of our comments and answers during this conference call will be forward-looking statements that are subject to risks that could cause actual results to be materially different. Those risks include matters that we described in this morning's press release, among others. Also, as a courtesy to those in the question queue, please limit yourself to 1 question and 1 follow-up per turn. If you have multiple questions, please rejoin the queue. We will be using slides as we move through today's call. You can access them on our website at investor.aosmith.com. I will now turn the call over to Kevin to begin our prepared remarks. Please turn to the next slide. Kevin J. Wheeler A. O. Smith Corporation - Chairman, President, & CEO Thank you, Helen, and good morning, everyone. I'm on Slide 4, and we'll review a few of our third quarter highlights. I'm very pleased with the execution of our team across all of our businesses to deliver a strong third quarter EPS of $0.90. The performance of our North America segment was particularly strong. We saw resilient demand for our residential water heaters as well as year-over-year improvement in our operating margin. China's new products drove year-over-year improvement as newly introduced kitchen appliance products were well received by the market. Innovative new products, combined with our strong brand, drove growth despite a continued challenging economic backdrop. India entered the year introducing a number of new products in both the water heating and water treatment categories and has delivered year-to-date sales growth of 17% in local currency. We also acquired Water Tec, a high-quality Arizona-based water treatment company.

OCTOBER 26, 2023 / 2:00PM GMT, Q3 2023 A O Smith Corp Earnings Call REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. 3 This acquisition aligns with our strategic growth aspirations to expand water treatment across the U.S. We welcome Water Tec team to the A. O. Smith family. Please turn to Slide 5. North America water heater sales increased 13% in the third quarter as a result of continued strength in residential water heater demand. As you may recall, sales in the third quarter of last year were negatively impacted by channel inventory destocking of residential water heaters, primarily in the wholesale channel. Our North America boiler sales declined 18% in the third quarter against a difficult comp in 2022. In the third quarter last year, we worked on our backlog after making significant production and supply chain improvements. We believe channel inventories are approaching normal levels. Demand for our commercial high efficiency condensing boilers particularly our Hellcat CREST boilers, remained steady in the quarter. North America water treatment sales increased 5% in the third quarter of 2023, primarily driven by pricing and e-commerce sales. The quarter also benefited from pricing-related margin improvement. In China, third quarter sales increased 9% local currency compared to the third quarter of 2022, primarily due to our newly introduced dishwasher and steam oven products. The quarter also benefited from higher commercial water treatment sales and positive mix. I'm now on Slide 6. We continue to introduce new innovative products in water filtration. I'm pleased to highlight the launch of our new SmartFlow reverse osmosis filtration system under both our A.O. Smith and Aquasana brands. The product takes up less space and features an easy filter replacement process. Our SmartFlow technology features a multistage filtration process that removes up to 99.9% of contaminants, including PFOS, arsenic, microplastics and lead. It also features our innovative and exclusive side stream reverse osmosis technology, making this 1 of the most water-efficient systems in the market. This is 1 example of our commitment to bringing the innovative water heating and water treatment treating products to the global market. On November 6, at our Investor Day, each of our businesses will highlight new products that are driving results in the marketplace. I'll now turn the call over to Chuck, who will provide more details on our third quarter performance. Charles T. Lauber A. O. Smith Corporation - Executive VP & CFO Thank you, Kevin, and good morning, everyone. I'm on Slide 7. Third quarter sales in the North America segment were $710 million, a 9% increase over the same period last year. The increase was primarily driven by higher residential water heater volumes that were partially offset by lower boiler volumes. North America segment earnings of $170 million increased 28% compared with the adjusted segment earnings in the third quarter of 2022. Operating margin of 23.9% improved 350 basis points compared to adjusted segment operating margin in the third quarter of last year. The higher segment earnings and operating margins were primarily due to higher residential water heater volumes and lower steel costs, partially offset by lower boiler volumes. Segment pricing was relatively flat in the quarter compared to last year. Moving on to Slide 8. Rest of the World segment sales of $233 million, increased 1% year-over-year and 6% on a constant currency basis. Currency translation unfavorably impacted segment sales by approximately $11 million. Sales of newly introduced kitchen appliance products, higher commercial water treatment sales and a positive mix in China, drove the sales increase in the quarter. India sales grew 13% in local currency in the third quarter compared to last year. Rest of the World segment earnings of $23 million increased 6% compared to segment earnings in the third quarter of 2022. Segment operating margin was 9.9%, an increase of 40 basis points compared to the same period last year, primarily as a result of higher sales of new products and a positive mix. Please turn to Slide 9. We generated free cash flow of $396 million in the first 9 months of 2023, more than 2x the free cash flow generated in the same period last year. This was largely due to higher earnings and lower working capital cash outlays primarily related to lower inventory levels and lower 2022 incentive payments paid in 2023. Our cash balance totaled $342 million at the end of September, and our net cash position was $212 million. Our leverage ratio was 6.4%, as measured by total debt to total capital. Our free cash flow and solid balance sheet enable us to focus on capital allocation priorities and return of cash to shareholders. Earlier this month, our Board approved a 7% increase to our quarterly dividend to $0.32 per share. We repurchased 2.4 million shares of common stock in the first 9 months of 2023 for a total of $161 million. We expect to repurchase $300 million of our shares for the full year

OCTOBER 26, 2023 / 2:00PM GMT, Q3 2023 A O Smith Corp Earnings Call REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. 4 2023. Let's now turn to Slide 10. In addition to returning capital to shareholders, we continue to see opportunities for organic growth through innovation and new product development across all of our product lines and geographies. The strength of our balance sheet also allows us to pursue strategic acquisitions along with organic growth. Please turn to Slide 11 and our revised 2023 earnings guidance and outlook. We have increased our 2023 outlook with an expected adjusted earnings per share range of $3.70 to $3.80 per share. The midpoint of our adjusted earnings per share range represents an increase of 19% compared with 2022 adjusted EPS. Our outlook is based on a number of key assumptions, which include a stable supply chain with limited disruption. We have increased our North America full year margin guidance to be approximately 25% based on our full year outlook on volumes and price cost relationship. We forecast that our Q4 material costs will be similar to our Q3 material costs. Our Rest of the World margin guidance of approximately 10% remains unchanged. We expect to generate strong free cash flow between $575 million and $600 million. For the year, CapEx should be approximately [$65 million], corporate and other expenses are expected to be approximately $60 million. Our effective tax rate is estimated to be approximately 24%. And with the expectation to repurchase approximately $300 million of shares of our stock, the resulting average outstanding diluted shares is expected to be 151 million at the end of 2023. I'll now turn the call back over to Kevin, who will provide more color on our key markets, top line growth outlook and segment expectations for 2023, staying on Slide 11. Kevin? Kevin J. Wheeler A. O. Smith Corporation - Chairman, President, & CEO Thank you, Chuck. We have narrowed our 2023 sales outlook to grow approximately 2% compared to 2022, which was the high end of our previous guidance. Our outlook includes the following assumptions: Residential water heater orders remained strong through October. Therefore, we project 2023 residential water heater industry volumes will increase approximately 4% compared to last year. We continue to monitor proactive replacement and new housing completions, both of which remain favorable. Demand for commercial electric water heaters greater than 55-gallon continue to be robust. Our guidance for commercial water heater industry volumes to increase mid-teens compared to 2022 is unchanged. We maintain our guidance that our sales in China will grow 2% to 5% local currency in 2023. Our forecast assumes that the Chinese currency will devalue approximately 6% in 2023 compared to 2022. Our boiler business outlook of being down high single digits compared to last year is unchanged. As a reminder, 2022 is a difficult comp. We entered last year with a large backlog, which we worked down and exited the year with a normalized backlog partially contributing to our boiler business growth of 28% in 2022. Our outlook for North America water treatment sales is to grow approximately 5% to 7% for 2023 also has not changed. We project that our sales in India will grow 15% this year. Please turn to Slide 12. Again, we are very pleased with our performance in the first 9 months of 2023. In North America, residential commercial water heater demand remained strong through the third quarter. The year is lining up to have a normalized split of approximately 52% of volume in the first half of the year and 48% in the back half of the year. As we expected, North America operating margin was down sequentially in the quarter, but remained strong relative to historical performance at 23.9%, even as we recognized higher steel costs in the quarter, compared to the first half of the year. In China, the team continues to execute very well across our various product lines through a balanced go-to-market channel strategy. New product introductions, continued growth in commercial water treatment and positive mix led to a 10% operating margin in the quarter. India continues to outperform the industry. We see great potential for our India business as it continues to deliver growth through new product introductions and premium customer service.

OCTOBER 26, 2023 / 2:00PM GMT, Q3 2023 A O Smith Corp Earnings Call REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. 5 Our focus remains on taking care of our customers as we continue to execute our key strategic objectives to advance our position as a global water technology leader. With that, we conclude our prepared remarks, and we are now available for your questions. QUESTIONS AND ANSWERS Operator (Operator Instructions) Our first question comes from the line of Michael Halloran of Baird. We will now move to our next question. Please stand by. Our next question comes from the line of Saree Boroditsky from Jefferies. Saree Emily Boroditsky Jefferies LLC, Research Division - Equity Analyst Congrats on the quarter. So just digging a little bit more about North America residential water demand, it obviously came in much stronger than we initially anticipated at the start of the year. What's been the biggest surprise for you as you went from thinking volumes are going to be down 2% to 5% to now up 4%? And how does that set you up as we look into 2024? Kevin J. Wheeler A. O. Smith Corporation - Chairman, President, & CEO Well, I'll tell you, and we've been talking about it each quarter, a biggest surprise has been the proactive replacement side of the business. That's -- we thought that would moderate as we came into 2023. And quite frankly, it stayed strong and continues to be strong. And we're very pleased with our number of completions that's been positive as well. So you put those 2 together, a surprise yes, but along with having that strong convergence replacement, you put the 3 together, and it's been a good year for water heater demand, and we see that continuing into the fourth quarter. Saree Emily Boroditsky Jefferies LLC, Research Division - Equity Analyst And then maybe just staying on that similar type of question. Obviously, North America margins have been stronger than you expected. It looks like price cost has been better. What was that contribution in the quarter? Is there anything else outside of higher volumes that we should think about with this year's margin performance? And is it a good starting point as we think about 2024? Charles T. Lauber A. O. Smith Corporation - Executive VP & CFO Yes. I mean when you look at our organic growth for the North America segment -- this is Chuck, by the way. The pricing contributed very little to segment growth. We had a little bit of incremental pricing on the boiler and water treatment side, a slight headwind on the water heating side. But most of the organic growth in North America was contributed to volume. Saree Emily Boroditsky Jefferies LLC, Research Division - Equity Analyst Is there any onetime items in this year that we should think about or is this a good starting point for as we think about 2024? Charles T. Lauber A. O. Smith Corporation - Executive VP & CFO No, there's nothing significantly -- nothing significant from a onetime item. We are pleased with how the quarter came out from a margin perspective. Margins remain fairly resilient. Operator Please stand by for our next question. Our next question comes from the line of Nathan Jones of Stifel. Nathan Hardie Jones Stifel, Nicolaus & Company, Incorporated, Research Division - Analyst I just wanted to follow up on the proactive replacement side of the business. And just so if you can give any more color or any thoughts around why that continues to be so strong. I mean I would have -- I know part of that is typically generated when you have sales in existing homes. Obviously, high interest rates discourages the sale of existing homes, but that business has continued to be really strong for you guys. Do you think there's something that's structurally changed in that market? Would you still expect it to go back to a more normal mix or a more traditional mix of the business? Just any more commentary you can give us on why you think that businesses continues to be so strong?

OCTOBER 26, 2023 / 2:00PM GMT, Q3 2023 A O Smith Corp Earnings Call REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. 6 Kevin J. Wheeler A. O. Smith Corporation - Chairman, President, & CEO Well, you outlined many of the reasons right now. Certainly, people are sitting at homes. There's higher renovation, people aren't moving so they're taking different actions. There's some anecdotal here that we just have to be careful with. Really proactive replacement has been trending up since about 2019. And so we don't take 1 year as a trend. But we're in our fourth year here and it hasn't really changed. And there's some anecdotal evidence that -- there's some generational impact here. And so where you look at a maybe a baby boomer would wait till it breaks, maybe the younger generation, Gen Zs and millennials indicate that they do a bit more proactive work than their predecessors. But I would take that with the grain of salt right now, but it's 1 trend that we've watched now for -- for a number of months, and it hasn't changed, and it continues to be strong. So you put that together, is there a generational impact there? Maybe, but we'll continue to monitor it. But right now, it's held up surprisingly well now for 16 straight quarters. Nathan Hardie Jones Stifel, Nicolaus & Company, Incorporated, Research Division - Analyst That would be a nice tailwind, if it's a structural change to the industry. I guess my second... Kevin J. Wheeler A. O. Smith Corporation - Chairman, President, & CEO I tell you, we think that as well, but we're not ready to say that. But again, it's something we watch and the data that we use, we've been doing this for a decade plus. So it's been a good guidepost for us long term. But again, we'll see how it plays out. But right now, we see the proactive side of it holding up pretty well. Nathan Hardie Jones Stifel, Nicolaus & Company, Incorporated, Research Division - Analyst That's good news. I guess second question on, I guess, your cost input. You guys have guided to seeing sequentially lower margins in the second half than the first half. And despite the outperformance you still are getting a bit lower margins in the second half than the first half, with higher-priced steel costs rolling through the P&L in the second half. We did see pretty significant declines in steel costs over the last 6-odd months before the last week. Should we expect to see that start rolling P&L in the first half of '24, and you should get some nice benefit from a price cost standpoint in the first half of '24? Charles T. Lauber A. O. Smith Corporation - Executive VP & CFO Yes. This is Chuck. It rolls in as a benefit and a detriment that goes the other way, but at about a 3- to 4-month lag. So the references that you had as the prices on the indexes, steel indexes that kind of retreated a bit some in the last handful of weeks should kind of come in roughly 3 to 4 months. So I would say exiting the year and early into next year is when we would see that benefit. Operator Our next question comes from the line of Bryan Blair of Oppenheimer. Bryan Francis Blair Oppenheimer & Co. Inc., Research Division - Director & Senior Analyst Solid quarter. To help us think about Rest of World segment profitability and your potential there. How does the contribution margin on your new China offerings compared to segment average? And what's the run rate margin in India? And how does your team think about operating leverage there? Charles T. Lauber A. O. Smith Corporation - Executive VP & CFO Yes. The new products were -- by the way, we're pleased with how they've been received initially. Right now, we're working pretty heavily on promotions and advertising. And I think I mentioned on the last call, the back half of the year, we'd be likely spending more on advertising and promotions as we get into the back half to make sure we're driving sales. So the incremental margins on the new products are not high. They're lower than the average at this point. We look forward to improving that over time, but it does blend well with the other core products that we have and as a bundle, and we're going to talk a little bit more about kind of our strategy when we get to our Investor Day on the sixth. But as a bundle, it works very well into our kitchen appliance portfolio matched with core products to sell more than one product at one time.

OCTOBER 26, 2023 / 2:00PM GMT, Q3 2023 A O Smith Corp Earnings Call REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. 7 Bryan Francis Blair Oppenheimer & Co. Inc., Research Division - Director & Senior Analyst All makes sense. Any quick color you'd offer on your M&A pipeline? You've executed some bolt-ons that are pretty down the middle in terms of your water treatment strategy. It's been an interesting year with macro uncertainty in the rate environment and just that overall mosaic. Just curious how your deal funnel has progressed and how your team is thinking about actionability over the near term? Charles T. Lauber A. O. Smith Corporation - Executive VP & CFO Yes, I mean, our funnel remains active. I would say we've seen a less processes. Processes, I would say, have slowed a bit for what's in front of us. But just a reminder that our target is not necessarily to go through a process, but to identify private companies that are not in a process and bring them into the A. O. Smith family, similar to what we've done most of the water treatment acquisitions through the last handful of years, and we're pleased to bring Water Tec in, in this quarter. So it's active, less processes. We remain optimistic, and we continue to kind of work that target audience. Operator Our next question comes from the line of Susan Maklari of Goldman Sachs. Susan Marie Maklari Goldman Sachs Group, Inc., Research Division - Analyst Maybe to start with, I'm not sure if maybe it's our line, but I think you broke up a little bit when you were talking about the previous question on raw materials and how we should be thinking about steel over the next coming quarters. Can you just maybe perhaps go back and reiterate some of those key points for us? Charles T. Lauber A. O. Smith Corporation - Executive VP & CFO I will do that. Apologies for breaking up that is part of the issues we seem to be having with the phone this morning. So I'm trying to speak quite loud, and hopefully, it's coming through at this point. Susan Marie Maklari Goldman Sachs Group, Inc., Research Division - Analyst No, you're very clear right now. Charles T. Lauber A. O. Smith Corporation - Executive VP & CFO I'm clear enough, great. Yes, Nathan had asked about kind of the cadence of our cost and the fact that steel was low in the first part of the year kind of ramped up. And then we've seen it recede and then now in the last handful of weeks, a little more leveling off to a couple of weeks that have gone up a couple of dollars. So I was just saying that there's really a 3- to 4-month lag in when we see those costs based on tracking the index. So most of the back half of the year, and we kind of knew that on our last time we did the earnings call, is baked in for costs. But as we exit perhaps the end of December and early next year, we would be seeing the benefit of some of those costs that have come down. Susan Marie Maklari Goldman Sachs Group, Inc., Research Division - Analyst Okay. That's very helpful. And then following up on the conversation earlier as well on thinking of proactive replacement versus the more nondiscretionary pieces of there. Can you give a bit more color perhaps on how you're defining 1 versus the other? And as you're thinking about that potential structural shift that's coming through, any thoughts on what portion of the volumes today or the demand today is really sort of coming from that proactive replacement relative to the sort of nondiscretionary side of it? Kevin J. Wheeler A. O. Smith Corporation - Chairman, President, & CEO Well, let me just start with -- if it's proactive, it means the unit is working and functioning normally. So it's someone taking action when it's not required from an emergency basis, an emergency, that's our replacement market when the unit is either leaking or not working. So they wake up that day and that's an emergency. But anything past that, proactive is really making a conscious decision to change a working product out. And there's a lot of reasons for people doing that, and we've outlined before, some just had their neighbor had 1 week. So they did proactive others change in their family. They need more hot water. Others just want to move to high efficiency in those type of products. So there's a multitude of reasons why the proactive replacement can happen. But that's how we separated. We separated that way for decades now.

OCTOBER 26, 2023 / 2:00PM GMT, Q3 2023 A O Smith Corp Earnings Call REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. 8 It's been proven out. And again, like I said, we keep looking at a number of reasons that collective stays up. And again, home renovations, people see in their home, high interest rates, not available in the market. There's a platitude of reasons, and we just interjected maybe a generational impact that I would just qualify that that's going to take some time to work through. But it's been consistent now and as we go back in our [day,] like I said, it goes back to 2019. This is not a new phenomenon. It's one that continues to kind of prove itself out each quarter and again, improved it out in Q3, and we see that continuing for some period of time. We're going to continue to look at it and try to understand it. But right now, that's where we stand. That's kind of our view and we look at it in the short term is continuing. Charles T. Lauber A. O. Smith Corporation - Executive VP & CFO And I think you asked a bit about kind of quantification. I mean, replacement is 80% to 85% of our industry volumes and the proactive replacement has been in the 20% to 25% range, and it's edged above 30%, just to give you a bit of a magnitude. So it's still predominantly failed units, but that's edged up a bit. Operator Our next question comes from the line of Andy Kaplowitz of Citigroup. Andrew Alec Kaplowitz Citigroup Inc., Research Division - MD & U.S. Industrial Sector Head Kevin and Chuck, can you give us more color into the components of China growth in terms of the strength in commercial water treatment and the new products growth you're seeing as well as the mix benefit you're getting? And then how do you think about the durability of that growth going into '24? Kevin J. Wheeler A. O. Smith Corporation - Chairman, President, & CEO Well, let me just step back to how we go to market, and I think you'll help answer some of those questions. If you look at us, we've been a premium consumer brand known for high-quality innovation for 25-plus years there. And then you take it and you look at how diversified our channels are, we have our own stores, we refer to specialty stores. We talk out, we have national retail. We have regional retail. We have building material customers, e-commerce. So we have a very diverse channel to go to market on. And on top of that, our product line continues to be diversified. We talked about the residential quite a bit, commercial. The replacement market in China on water heaters is now about 60%. And there's an area that continues to go, and that's our consumable on the water treatment side. So when you step back and you talk about the growth, I think we have a competitive advantage in this market where one of those by themselves doesn't make success, but you put all four of those together, and they give us the ability to maximize our potential in the market and really have the ability to kind of overcome some of these difficult times that we've had. And it's been great to see our China team execute over the last couple of years. Quite frankly, we're growing the business. We're keeping our margins. They're not great, but they're in double digits, and we're managing and probably the most difficult market that we've been in the 25 years we've been there. So when I look at it, I think we have a much more upside than downside. And as I said on many calls before, we just need a little help on the economy. But until that happens, our strategy and our foundation we've built allows us to participate and be successful and a more challenging market. Andrew Alec Kaplowitz Citigroup Inc., Research Division - MD & U.S. Industrial Sector Head It's very helpful. And then maybe shifting back to North America. Commercial water heaters, you've kept up pretty impressive strength. Maybe the expected duration of that strength, have you still seen reasonably good quoting activity? Any sort of conversations you're having, given the rise in rates lately? Any color would be helpful. Kevin J. Wheeler A. O. Smith Corporation - Chairman, President, & CEO Yes, I would tell you that the market has been up, and I'm going to separate this from commercial water heaters and commercial boilers. Commercial water heaters, the strength there has been on the, as I mentioned, the greater than 55 gallon that represents really about 85% of the growth. So -- and that's a big replacement market for us, and that's been steady. On the commercial boiler side, we talked about being down. That has slowed a bit. And particularly, when you get in the 1 million BTUs and below and some residential. So we've seen some slowing activity, but not detrimental slow, but just slower than we've seen in the

OCTOBER 26, 2023 / 2:00PM GMT, Q3 2023 A O Smith Corp Earnings Call REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. 9 past. And we're still going to work through. I just think that the boiler side of the business, the commercial side has just been -- is going through somewhat of a destocking that we saw in water heaters back last year. But overall, the market is still steady, but a bit slower. Operator Our next question comes from the line of Matt Summerville of D.A. Davidson & Company. Matt J. Summerville D.A. Davidson & Co., Research Division - MD & Senior Research Analyst Can you guys hear me? Is it clear because every answer is really garbled on my end and that's happening to at least 1 other sell-side counterpart that I'm aware of, just FYI. As far as my -- yes, yes. No, I appreciate that. If this has already been asked, I completely apologize, but the channel inventories, can you give us kind of what you're thinking as a year-end assessment, channel inventories will look like in North America in resi water heaters, commercial water heaters, boilers and treatment and how that may inform you as to the volume outlook for each, respectively, a level for next year? Charles T. Lauber A. O. Smith Corporation - Executive VP & CFO Yes. This is Chuck. So hopefully, you can hear me clearly. Matt J. Summerville D.A. Davidson & Co., Research Division - MD & Senior Research Analyst Very. Yes, I can. Charles T. Lauber A. O. Smith Corporation - Executive VP & CFO Okay, good, good. All the -- and I'll just cover them all. They're all expected to exit the year pretty normal. In fact, we feel we're in a normal position really on water heating boilers and water treatment in the U.S., we probably have some inventory from an export perspective that we're watching closely to see if on the water treatment side, we end up on a normal position. Right now, we project we will. But for the categories that you mentioned, we're normalized today in the U.S., we feel, and we're expecting to exit on a normalized basis. On the boiler side, we think we're through. We really do think we're through that inventory channel build up on the smaller commercial and on the residential. We'll watch that when we get into colder weather. And just a reminder, last year, we had some really tough comps to overcome. So last year, we were 28% growth year-over-year, and that's reversed a bit as we had more normalized volume, normalized inventory now, but benefited a bit from working down backlog last year. Matt J. Summerville D.A. Davidson & Co., Research Division - MD & Senior Research Analyst And then just as a follow-up. And again, my apologies if you answered this already. You've obviously kind of been benefiting from this product cycle, if you will, in China as it relates to your kitchen-related offering. When did those products launch? And how should we think about the duration of that cycle on the top line just in the context of the macro environment in China? Kevin J. Wheeler A. O. Smith Corporation - Chairman, President, & CEO Well, let me take the newer products, the dishwasher and steam others just launched last quarter, basically. We had a soft launch maybe a little bit before then, but they're really new to the market. And that will again pick up as we get into 2024. We look to add a few more SKUs. But again, we'll have a limited offering there. The thing we like about both those categories is that they're both emerging categories in China. The penetration is very low on both of them. And we like -- and as a reminder, when we bring products to market, we only bring products that have unique features and benefits to the consumer. These two products have no difference. They have very unique benefits and features that the Chinese consumer will see and recognize. So at the very beginning, it ties very well into our bathroom kitchen strategy. We had a very nice launch, and we look for it to continue to grow. And more importantly, we look for the category to grow as those type of appliance become more mainstream to the Chinese consumer.

OCTOBER 26, 2023 / 2:00PM GMT, Q3 2023 A O Smith Corp Earnings Call REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. 10 Operator Our last question comes from the line of Damian Karas of UBS. Your line is now open. Damian Karas UBS Investment Bank, Research Division - Associate Director and Equity Research Associate of Electric Equipment & Multi-Industry I can hear you guys loud and clear now, but I do have on Matt's comment, I literally haven't been able to understand a wisp of anything you've said since we started the Q&A. I think what's going on is like the analyst that asked the question, can hear you, but it's very kind of garbled for everybody else. So I do apologize for touching on ground you've already covered here, but I wanted to ask about the proactive replacement. Just a follow-up. Are -- I'm just trying to think of like to what extent may be IRA and some of these efficiency credits are factoring in -- so I'm curious if you're actually seeing any notable mix shifts on the efficiency scale in that proactive replacement or not really? Charles T. Lauber A. O. Smith Corporation - Executive VP & CFO Yes. I mean we've seen nice growth in the heat pump category. That's up 25% this year. But that's a small portion of the total industry. It's less than 2%. And I would say within proactive replacement in the IRA Act, it's all very positive going forward, but the actual impact that we're seeing within proactive replacement, it's very -- we think it's very small. We don't think that, that is driving a great deal of it. We believe it will help over time. We believe that it's great to have the credits there, but currently driving proactive replacement, but it just does not seem to be moving the needle on a large scale. Proactive replacement, though, I mean, I think Kevin had said a little earlier, it's been going on about 4 years now since 2019, where we've seen a pretty good resilience to proactive replacement. And we measure it each quarter, year over year, on a quarterly average, and it's kind of hung in there at right around 30% of replacement business. Damian Karas UBS Investment Bank, Research Division - Associate Director and Equity Research Associate of Electric Equipment & Multi-Industry Okay. Great. That's helpful. And just having seen steel prices move lower since where we started earlier in the year, how are you thinking about the next potential price cost impact from that? Just realizing that you do have some floating price but also index price. Charles T. Lauber A. O. Smith Corporation - Executive VP & CFO Yes. Price cost index, we've -- well, I'll talk a little bit about steel because I don't think everybody kind of heard my answer on steel. So we started the year with steel in the 9 -- I'll call it, cold rolled as a metric index $950. It rolled up to $1,400, maybe $1,450. And then it came back down to $950. And as you track the indexes, we've seen kind of the index -- we see the index in our cost basis on a 3- to 4-month lag. So as we exit the year and think about kind of going into next year, we would expect to be back down to steel costs that have rotated kind of through the year back down to that point where we entered the year. We would -- in our last call, we would have seen most of the rest of 2023, and we called out for steel to be 20% higher back half front half. That's kind of -- this still kind of hangs true of slightly better than that, but still rounded to that number. So we look -- think about price/cost relationship related to input cost, most other costs have remained relatively flat. We've seen some increases in input costs here and there for specialty components, but that benefit coming back down would be kind of exiting the year and into next year. Operator Thank you. This concludes the question-and-answer session. I would now like to turn the call back over to Helen Gurholt for closing remarks. Helen E. Gurholt A. O. Smith Corporation - VP of IR and Financial Planning & Analysis Thank you for joining us today. And again, my apologies for the audio issues that we've had. Let me conclude by reminding you that our global A. O. Smith team delivered strong performance in the third quarter. We look forward to updating you on our progress in the quarters to come. Please mark your calendars to join our presentations at three conferences this quarter, Baird on November 7, UBS on

OCTOBER 26, 2023 / 2:00PM GMT, Q3 2023 A O Smith Corp Earnings Call REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. 11 November 29 and Oppenheimer on December 13. I'd also like to remind you that we will host an Investor Day on Monday, November 6, in Chicago. We look forward to sharing an in-depth review of our company strategy, key initiatives and growth drivers. Thank you, and enjoy the rest of your day. Operator Thank you for your participation in today's conference. This does conclude the program. You may now disconnect. DISCLAIMER Refinitiv reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Briefs are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT BRIEFS REFLECTS REFINITIV'S SUBJECTIVE CONDENSED PARAPHRASE OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES REFINITIV OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT BRIEF. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2023 Refinitiv. All Rights Reserved.